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                                                                EXHIBIT 23.2

                         [ARTHUR ANDERSEN LETTERHEAD]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-3 Registration Statement (Registration No. 333-31052) of our report dated August 14, 1997, originally included in Rykoff-Sexton, Inc.'s Form 10-K, as amended by Form 10-K/A, for the fiscal year ended June 28, 1997, and subsequently included in U.S. Foodservice's (formerly JP Foodservice, Inc.) Form 10-K dated September 29, 1999, and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP

Philadelphia, PA

March 13, 2000